Exhibit 10.2

August 13, 2025

James Goren

JAG Multi Investments LLC

c/o Bredefeld & Assoc. PC

125 Maple Avenue, Suite C

Chester, New Jersey 07930

RE:	Demand Notes and Warrants

Dear James

Reference is made to those certain demand notes dated October 21, October 28, November 10, December 13, December 29, 2022, and July 10, 2023 (the “Demand Notes”) issued by INVO Fertility, Inc. (f/k/a INVO Bioscience, Inc.; “INVO”) to JAG Multi Investments LLC (“JAG”). Under the Demand Notes, JAG loaned INVO a total of $600,000. In a letter dated January 21, 2025, JAG demanded that all principal, interest and fees due under the Demand Notes be paid in full. To date, INVO has not met such payment demand. All capitalized terms used herein that are not defined shall have the meaning assigned to those terms in the Demand Notes.

By signing below, INVO and JAG agree to the following:

1.	The maturity date of the Demand Notes is extended until September 30, 2025.

2.	Should INVO pay $100,000 to JAG before September 30, 2025, the maturity date of the Demand Notes will be extended automatically to December 31, 2025.

3.	Similarly, should INVO pay an additional $175,000 prior to the end of each subsequent quarter to extend the maturity date of the Demand Notes by an additional calendar quarter, until the Demand Notes have been repaid in full.

4.	Should INVO raise more than $3 million from the date hereof, INVO shall use ten percent (10%) of any amount raised in excess of $3 million to repay the Demand Notes.

invofertility.com

JAG Demand Note

5.	Prior to making any payment on the Demand Notes, INVO shall provide JAG with at least five (5) business days prior written notice of its intention to make such payment.

6.	The Demand Notes are now convertible into shares of INVO common stock, at JAG’s option, at price equal to $2.

7.	INVO shall promptly issue to JAG a five-year warrant to purchase 150,000 shares of INVO common stock at $2 per share, in the form attached hereto as Exhibit A.

Also, JAG hereby represents and warrants that it is an “accredited investor”, as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable it to utilize the information made available by INVO to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.

Sincerely,	AGREED AND ACCEPTED BY

INVO BIOSCIENCE INC.	JAG MULTI INVESTMENTS LLC

/s/ Steve Shum	/s/ James Goren
Steve Shum, CEO	James Goren, Managing Member

invofertility.com

EXHIBIT A

Form of Warrant

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